FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF JUNE 30, 1996



(Unaudited)



Pages 1 through 6
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
CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                           $2,706,643                 -        $2,706,643
  Gas                                                   443,941                 -           443,941
                                                      3,150,584                 -         3,150,584

OPERATING EXPENSES
  Fuel used in electric production                      716,908                 -           716,908
  Gas purchased                                         222,350                 -           222,350
  Purchased and exchanged power                          88,748                 -            88,748
  Other operation                                       574,820                 -           574,820
  Maintenance                                           186,003                 -           186,003
  Depreciation                                          278,880                 -           278,880
  Amortization of phase-in deferrals                     13,617                 -            13,617
  Post-in-service deferred operating
    expenses - net                                       (2,138)                -            (2,138)
  Income taxes                                          225,214                 -           225,214
  Taxes other than income taxes                         260,393                 -           260,393
                                                      2,564,795                 -         2,564,795

OPERATING INCOME                                        585,789                 -           585,789

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                            927                 -               927
  Post-in-service carrying costs                          1,442                 -             1,442
  Phase-in deferred return                                8,455                 -             8,455
  Income taxes                                            9,060             7,350            16,410
  Other - net                                           (11,052)                -           (11,052)
                                                          8,832             7,350            16,182

INCOME BEFORE INTEREST AND OTHER CHARGES                594,621             7,350           601,971

INTEREST AND OTHER CHARGES
  Interest on long-term debt                            204,567                 -           204,567
  Other interest                                         17,890            21,000            38,890
  Allowance for borrowed funds used
    during construction                                  (6,548)                -            (6,548)
  Preferred dividend requirements of
    subsidiaries                                         26,985                 -            26,985
                                                        242,894            21,000           263,894

NET INCOME                                             $351,727          ($13,650)         $338,077

AVERAGE COMMON SHARES OUTSTANDING                       157,448                             157,448

EARNINGS PER COMMON SHARE                                 $2.23                               $2.15

DIVIDENDS DECLARED PER COMMON SHARE                       $1.72
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CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1996

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                         $8,690,023                 -        $8,690,023
    Gas                                                 693,032                 -           693,032
    Common                                              185,749                 -           185,749
                                                      9,568,804                 -         9,568,804
  Accumulated depreciation                            3,475,410                 -         3,475,410
                                                      6,093,394                 -         6,093,394

  Construction work in progress                         148,826                 -           148,826
      Total utility plant                             6,242,220                 -         6,242,220

CURRENT ASSETS
  Cash and temporary cash investments                    61,326                 -            61,326
  Restricted deposits                                     1,675                 -             1,675
  Accounts receivable less accumulated
    provision of $12,492 for doubtful accounts          141,125                 -           141,125
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production               107,082                 -           107,082
      Gas stored for current use                         24,237                 -            24,237
      Other materials and supplies                       85,477                 -            85,477
  Property taxes applicable to subsequent year           58,411                 -            58,411
  Prepayments and other                                  42,851                 -            42,851
                                                        522,184                 -           522,184

OTHER ASSETS
  Regulatory Assets
    Amounts due from customers - income taxes           382,974                             382,974
    Post-in-service carrying costs and
      deferred operating expenses                       187,967                 -           187,967
    Phase-in deferred return and depreciation            97,776                 -            97,776
    Deferred demand-side management costs               128,610                 -           128,610
    Deferred merger costs                                81,093                 -            81,093
    Unamortized costs of reacquiring debt                73,457                 -            73,457
    Other                                                68,561                 -            68,561
  Investment in Avon Energy                             457,567                 -           457,567
  Other                                                 188,979           350,000           538,979
                                                      1,666,984           350,000         2,016,984

                                                     $8,431,388          $350,000        $8,781,388
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CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1996

CAPITALIZATION AND LIABILITIES
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 157,679,129                     $1,577                 -            $1,577
  Paid-in capital                                     1,594,920                 -         1,594,920
  Retained earnings                                     981,003           (13,650)          967,353
  Cumulative foreign translation adjustment                (567)                -              (567)
    Total common stock equity                         2,576,933           (13,650)        2,563,283

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                   213,090                 -           213,090
  Subject to mandatory redemption                       160,000                 -           160,000

LONG-TERM DEBT                                        2,523,300                 -         2,523,300
    Total capitalization                              5,473,323           (13,650)        5,459,673

CURRENT LIABILITIES
  Long-term debt due within one year                     50,400                 -            50,400
  Notes payable                                         573,500           350,000           923,500
  Accounts payable                                      257,952                 -           257,952
  Litigation settlement                                  80,000                 -            80,000
  Accrued taxes                                         245,277            (7,350)          237,927
  Accrued interest                                       57,743            21,000            78,743
  Other                                                  57,785                 -            57,785
                                                      1,322,657           363,650         1,686,307

OTHER LIABILITIES
  Deferred income taxes                               1,119,325                 -         1,119,325
  Unamortized investment tax credits                    180,387                 -           180,387
  Accrued pension and other postretirement
    benefit costs                                       211,103                 -           211,103
  Other                                                 124,593                 -           124,593
                                                      1,635,408                 -         1,635,408

                                                     $8,431,388          $350,000        $8,781,388
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CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
BALANCE JULY 1, 1995                                   $900,094                 -          $900,094

  Net income                                            351,727           (13,650)          338,077
  Dividends on common stock                            (270,559)                -          (270,559)
  Other                                                    (259)                -              (259)

BALANCE JUNE 30, 1996                                  $981,003          ($13,650)         $967,353
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CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to Cinergy
Corp.'s Proposed Investment of $100 Million in a Wholly-Owned
 Nonutility Subsidiary of Cinergy Investments, Inc., Cinergy Solutions, Inc.*

Entry No. 1

Other Assets                                                    **
  Notes Payable                                                      $350,000,000

To record issuance of notes payable by Cinergy Corp. ($100,000,000) and Cinergy Solutions, Inc.
($250,000,000) and to record corresponding consolidated assets of Cinergy Solutions, Inc.

Entry No. 2

Interest expense                                                **
  Accrued interest                                                    $21,000,000

To record interest on notes payable issued to finance/purchase investment in Cinergy Solutions, Inc.
($350,000,000 @ 6.0%)

Entry No. 3

Accrued taxes                                                   **
  Income taxes                                                         $7,350,000

To record reduction in income tax expense due to interest on notes payable issued to finance/purchas investment in Cinergy Solutions, Inc. ($21,000,000 @ 35%)
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